Exhibit 99.1

Sleep Number Announces CFO Transition

Bob Ryder Named Interim CFO

MINNEAPOLIS, July 22, 2025 -- Sleep Number Corporation (Nasdaq: SNBR) today announced that Bob Ryder has been appointed interim Chief Financial Officer (CFO) effective July 21, 2025. Francis Lee stepped down as current CFO and will remain with the company as an advisor to help ensure a smooth transition through August 15, 2025.

Sleep Number is conducting a search for the company’s next permanent CFO. This CFO leadership change is not the result of any matters relating to the company’s financials, operations, policies or practices.

“Sleep Number has entered a new era. We are working diligently to return to growth in a cost-efficient manner while staying within our debt covenants,” said Linda Findley, President and Chief Executive Officer (CEO) of Sleep Number. “During Francis’ tenure, we strengthened the company’s durable operating model and meaningfully reduced costs. I want to thank Francis for his contributions to Sleep Number over the past two years. We wish him the best in his future endeavors.”

Ryder has considerable experience as a public company CFO and has a consistent track record of driving significant total shareholder returns. In his role at Sleep Number, Ryder will oversee the Finance function with a focus on the debt structure and will work quickly and deliberately with the executive team to set the company up for long-term success.

Findley continued: “Bob’s deep experience in both interim and permanent CFO roles will be invaluable to us as we continue our debt discussions, while also maintaining focus on topline initiatives and reducing our cost base. As we will discuss in the 2025 second quarter earnings call, we are on track to exceed our cost reduction goals announced during our first quarter earnings call, positioning the company to remain in compliance with debt covenants even in the face of continued topline challenges. This comes as we are working on significant changes to the business with new products, marketing, partnerships and distribution for 2026 and beyond.”

Ryder has over 30 years of experience working with both public and private companies in finance leadership roles. Since 2015, he has been a senior advisor at the Boston Consulting Group and the CEO of Horsepower Advisors, LLC, a management consulting firm that advises large businesses on improving financial algorithms and organization structures, cost reduction and business portfolio optimization. From 2019 to 2020, Ryder served as interim CFO for Resideo Technologies, Inc., a publicly traded spin-off of Honeywell International. From 2007 to 2015, he served as the CFO for Constellation Brands, a global beverage and alcohol company. Ryder was also CFO at IMG and American Greetings Corporation, and previously held seven advancing management positions over 13 years at PepsiCo, Inc.

In a separate press release today, the company announced that it will report its second quarter 2025 earnings on a call on July 30, 2025. Visit ir.sleepnumber.com for more details.

About Sleep Number Corporation

Sleep Number is a sleep wellness company. We are guided by our purpose to improve the health and wellbeing of society through higher quality sleep. To date, our innovations have improved nearly 16 million lives. Our sleep wellness platform helps solve sleep problems, whether it’s providing individualized temperature control for each sleeper through our Climate360 smart bed or applying our 34 billion hours of longitudinal sleep data and expertise to research with global institutions.

Our smart bed ecosystem helps people sleep better by offering adjustable comfort and personalized sleep and health insights. Millions of Smart Sleepers benefit from higher quality sleep, and our 3,400 dedicated team members are passionate about creating innovative solutions through our vertically integrated business model, including direct-to-consumer selling in 630 stores and online.

To learn more about life-changing, individualized sleep, visit a Sleep Number® store near you, our newsroom and investor relations sites, or SleepNumber.com.

Forward-looking Statements

Statements used in this news release relating to future plans, events, financial results or performance, such as the statements regarding entering a new era; returning growth in a cost-efficient manner while staying within debt covenants; focusing on the debt structure and working quickly and deliberately to set the company up for long-term success; continuing debt discussions; maintaining focus on topline initiatives; being on track to exceed cost reduction goals previously announced; positioning the company to remain in compliance with debt covenants even in the face of continued topline challenges; reducing the company’s cost base; and working on significant changes to the business with new products, marketing, partnerships and distribution, are forward-looking statements subject to certain risks and uncertainties which could cause the company’s results to differ materially. The most important risks and uncertainties are described in the company’s filings with the Securities and Exchange Commission, including in Item 1A of the company’s Annual Report on Form 10-K and other periodic reports. Forward-looking statements speak only as of the date they are made, and the company does not undertake any obligation to update any forward-looking statement.

Investor Contact
investorrelations@sleepnumber.com

Media Contact
Muriel Lussier, Sleep Number Communications
muriel.lussier@sleepnumber.com